NATIONAL BANKSHARES, INC.          THIS PROXY IS SOLICITED ON BEHALF
                                             OF THE BOARD OF DIRECTORS
        100 South Main Street                The  undersigned  hereby  appoints
        Blacksburg, VA 24060            Lindsay    Coleman,    of   Blacksburg,
           P.O. Box 90002               Virginia   and   Howard  H.   Hale   of
      Blacksburg, VA 24062-9002         Bluefield,  West  Virginia, or  each of
                                        them, as Proxies, each  with the  power
                                        to  appoint his  substitute, and hereby
                                        authorizes  them  to represent  and  to
                                        vote   as  designated  below,  all  the
                PROXY                   shares  of  Common  Stock  of  National
                                        Bankshares, Inc.  held of record by the
                                        undersigned on March 11,  1999, at  the
                                        Annual  Meeting  of Stockholders  to be
                                        held  on  April  13, 1999,  or  at  any
====================================    adjournments thereof.

1.   Election of Directors
     ___  FOR all nominees listed below      ___  WITHHOLD AUTHORITY
          (except as marked to the                to vote for all
          contrary below)                         nominees listed below

    (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

        Charles L. Boatwright, James A. Deskins, Sr., William T. Peery,
                     L. Allen Bowman, Cameron L. Forrester

2.   Proposal to approve the 1999 Stock Option Plan
     ___  FOR            ___  AGAINST        ___  ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.
     If no direction is made, this proxy will be voted for Proposal 1 and for Proposal 2 set forth above.

     The undersigned acknowledges receipt of the Proxy Statement dated March 17, 1999.

     Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If partnership, please sign in partnership name by authorized person.

Date:                                        Signature

_____________________                        ________________________________

                                             Signature if held jointly

                                             ________________________________

                 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
              PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.